UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 19, 2016
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of the Company held on May 19, 2016, the shareholders voted on the election of each of the Company’s twelve nominees for directors for the term of one year, the ratification of the appointment of Deloitte & Touche LLP as Independent Auditors of the Company, cast an advisory vote regarding the compensation of the Company’s Named Executive Officers, and the approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan.
The results of the voting were as follows:

Election of Directors	For	Against	Abstentions	Broker Non-Votes
Shellye L. Archambeau	125,084,208	280,259	143,143	23,544,941
Tanya L. Domier	125,066,569	283,872	157,169	23,544,941
Enrique Hernandez, Jr.	123,559,191	1,722,366	226,053	23,544,941
Blake W. Nordstrom	125,205,817	226,164	75,629	23,544,941
Erik B. Nordstrom	125,173,911	256,690	77,009	23,544,941
Peter E. Nordstrom	125,172,928	257,641	77,041	23,544,941
Philip G. Satre	125,012,463	335,754	159,393	23,544,941
Brad D. Smith	125,102,206	246,403	159,001	23,544,941
Gordon A. Smith	124,869,647	329,555	308,408	23,544,941
Bradley D. Tilden	125,107,863	244,548	155,199	23,544,941
B. Kevin Turner	125,112,908	227,640	167,062	23,544,941
Robert D. Walter	124,945,902	405,355	156,353	23,544,941
Ratification of the Appointment of Independent Auditors	147,539,671	1,363,119	149,761	n/a
Advisory Vote Regarding Executive Compensation	120,882,406	3,884,505	740,699	23,544,941
Approval of the Amended and Restated Nordstrom, Inc. Executive Management Bonus Plan	122,533,382	2,574,252	399,976	23,544,941
ITEM 8.01 Other Events
On May 19, 2016, Nordstrom, Inc. issued a press release announcing that the Board has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated May 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 25, 2016

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated May 19, 2016.